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

Exhibit 11 Computation of Per Share Earnings

                                                      December 31,         December 31,       December 31,
                                                         1998                  1997              1996
                                                     -------------       -------------       -------------
Basic:
-------
Net earnings before extraordinary item             $       43,592       $      21,882        $     15,839
  Extraordinary item, net of tax                           (3,326)                  0                   0
                                                   ---------------      --------------       -------------
Net earnings                                               40,266              21,882              15,839
Adjustment for dividends on
  convertible preferred shares                             (1,000)             (1,630)             (1,974)
                                                   ---------------      --------------       -------------
Net earnings applicable to
  common stockholders                              $       39,266       $      20,252        $     13,865
                                                   ==============       =============        =============

Weighted average common shares outstanding             14,709,404          15,227,829          15,789,184

Net earnings per share before extraordinary
  item                                             $         2.90       $        1.33        $       0.88
Extraordinary item                                          (0.23)               0.00                0.00
                                                   --------------       --------------       -------------
Net earnings per share                             $         2.67       $        1.33        $       0.88
                                                   ==============       ==============       =============
Diluted:
-------
Net earnings before extraordinary item             $       43,592       $      21,882        $     15,839
  Extraordinary item, net of tax                           (3,326)                  0                   0
                                                   ---------------      --------------       -------------
Net earnings                                               40,266              21,882              15,839
Adjustment for dividends on
  convertible preferred shares                                  0              (1,630)             (1,974)
                                                    --------------      --------------       -------------

Net earnings applicable to
  common stockholders                              $       40,266       $      20,252        $     13,865
                                                   ===============      ==============       =============
Weighed average common shares outstanding              14,709,404           15,227,829         15,789,184

Common stock equivalents:
  Stock options                                           316,640               69,577               5,387
  Compensation unit plan                                  113,894              107,661             134,240
  Convertible preferred stock (1)                         463,374                    0                   0
                                                    --------------       ---------------        -----------
     Total                                             15,603,312           15,405,067          15,928,811
                                                   ===============      ===============       =============

Net earnings per share before extraordinary item   $         2.79       $         1.32        $       0.87
Extraordinary item                                          (0.21)                0.00                0.00
                                                    --------------       --------------       -------------
Net earnings per share                             $         2.58       $         1.32        $       0.87
                                                   ===============      ===============       =============
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(1) The assumed conversion of preferred shares was dilutive for the year ended December 31, 1998.  For the years ending December 31, 1997 and 1996 the net earnings was adjusted for dividends on convertible preferred shares as the adjustment for incremental dividends related to the assumed conversion of convertible preferred shares would be anti-dilutive.